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                                                                   Exhibit 10.13

                       OPENSITE BUSINESS PARTNER AGREEMENT

      This OpenSite BUSINESS PARTNER AGREEMENT ("Agreement"), dated ____________, 1999, is made and entered into by and between
______________________________("Business Partner"), and OpenSite Technologies, Inc. ("OpenSite").
WHEREAS, OpenSite owns or possesses the right to market the Software (as hereinafter defined); and
WHEREAS, both parties desire that OpenSite appoints Business Partner as its nonexclusive Reseller for the marketing of the Software in the Territory during the Term (as defined below);

NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

                                    SECTION 1
                                   DEFINITIONS

      As used in this Agreement, the capitalized terms set forth herein shall have the following meanings:

1.1 "AFFILIATE." A company's Subsidiaries, any company of which it is a Subsidiary, and other Subsidiaries of such company.

1.2 "DERIVATIVE WORKS." Works of authorship based on one or more pre-existing works of OpenSite which are created by OpenSite, Business Partner, or on behalf of OpenSite, including Documentation, Software, customized software, Enhancements, and Updates in whatever from the work may be recast, transformed or adapted, including translations, ports and screen reformatting.

1.3 "DOCUMENTATION." The written, electronic or recorded work generally provided by OpenSite to licensed End-Users in connection with specific Software that describes the function and features of said Software.

1.4 "END-USERS." Customers who license the software for internal productive use; provided, however, that service bureau or data center users or any users that are licensed by OpenSite to use the Software without any participation of Business Partner shall not be considered End-Users for purpose of this Agreement.

1.5 "ENHANCEMENTS." Modifications, additions, or substitutions, other than Updates, made to the Software that accomplish performance, structural, or functional improvements. Enhancements do not include major modifications for which OpenSite customarily charges separately.

1.6 "LICENSE AGREEMENT." OpenSite's standard form of License Agreement applicable to any End-User's use of the Software hereunder, as amended from time to time. The current version of the License Agreement is attached hereto as B.

1.7 "SOFTWARE." The software (including Updates and Enhancements) and Documentation of OpenSite described in Exhibit B attached hereto.

1.8 "TERM." The period during which this Agreement is effective, beginning with the time this Agreement has been signed by both parties and ending upon termination as provided in Section 12 hereof.

1.9 "UPDATES." Modifications, updates, or revisions made to the Software that correct errors or respond to routine maintenance or support requirements. Updates shall include modifications made to support industry-standard changes in supported operating systems and input-output devices generally used by licensed End-Users.

1.10 "TERRITORY." Unless otherwise specified herein, the territory shall be limited to the United States of America.

                                    SECTION 2
                         APPOINTMENT OF BUSINESS PARTNER

      Subject to the provisions of this Agreement, OpenSite hereby appoints Business Partner as a nonexclusive reseller of the Software in the Territory during the Term (as defined below). Acting in such capacity, Business Partner shall deliver the Software to licensed End-Users, and collect for OpenSite's account from End-Users all fees and charges due OpenSite hereunder, as provided in the License Agreements. OpenSite may, at its sole option, appoint other resellers of the Software in the Territory at any time during the Term and reserves the right to license the Software directly or indirectly to End-Users and to third-party original equipment manufacturers, value-added resellers or distributors for sublicense or distribution in the Territory. Business Partner hereby accepts such appointment and agrees to pay and perform the obligations set forth in this Agreement.

                                    SECTION 3
                       GRANT OF RIGHTS TO BUSINESS PARTNER

3.1 LICENSE. Subject to the limitations set forth in this Agreement, OpenSite hereby grants to Business Partner a personal, nonexclusive, nontransferable license, during the Term of this Agreement, to use, demonstrate, market and distribute the Software, in object code only, to End-Users in the Territory.

3.2 DEMONSTRATION SOFTWARE LICENSE. Following execution of this Agreement by both parties and payment of the fees for the Starter Package as defined and described in Exhibit A, OpenSite shall deliver to Business Partner a demonstration copy of the Software and Documentation listed in Exhibit A ("Initial Delivery"), which OpenSite represents and warrants will constitute the most current version of the Software. OpenSite grants Business Partner a personal, nonexclusive, nontransferable license to use the demonstration copy ("DC") solely for internal testing and demonstration at Business Partner's facility (Designated Location). Business Partner cannot use the DC Software for internal production and they cannot resell the DC. Each DC may be run on one (1) CPU, only.

3.3 SUBSEQUENT ORDERS. Business Partner may place orders for the Software by submitting to OpenSite a written order for the same. End Users shall license the Software directly from OpenSite. Software ordered through OpenSite shall be delivered FOB North Carolina or as otherwise determined by OpenSite from time to time. Business Partner will reimburse OpenSite for all shipping charges, premiums for freight insurance, inspection fees, duties, imposts, assessments and other costs incurred by OpenSite to transport the Software to the ultimate destination.

                                    SECTION 4
                             INDEPENDENT CONTRACTOR

      Business Partner is an independent contractor, not
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an employee, agent or franchisee of OpenSite. Business Partner will not represent or hold itself out as an employee, agent or franchisee of OpenSite. Business Partner will not be entitled to and will not attempt to create or assume any obligation, express or implied, on behalf of OpenSite. This Agreement will not be interpreted or construed as creating or evidencing any association, joint venture or partnership among the parties or as imposing any partnership obligation or liability on any party.

                                    SECTION 5
                           OWNERSHIP AND RESTRICTIONS

5.1 OWNERSHIP AND AUTHORITY. OpenSite represents and warrants that it now has and will at all times maintain sufficient right, title, and interest in the Software to enter into and perform its obligations under this Agreement. Title to the Software and all derivative works thereof shall be in and remain with OpenSite.

5.2 RESTRICTIONS ON USE. Paragraphs 3.1 and 3.2 set forth the entirety of Business Partner's rights to use, market, sublicense, distribute and otherwise deal with the Software. OpenSite reserves any rights not expressly granted to Business Partner in this Agreement. Without limiting the foregoing, Business Partner will not, directly or through others: (a) market, license, distribute, transfer or otherwise commercially exploit the Software except as expressly authorized in paragraph 3; (b) copy or repackage the Software; (c) modify the Software or translate or port the Software into any other computer or human language; (d) disassemble, reverse engineer or decompile the Software or otherwise attempt to discover any portion of the source code or trade secrets related to the Software; or (e) sell, lend, rent, give, assign or otherwise transfer or dispose of the Software except in accordance with paragraph 3.2 and other provisions of this Agreement. No service bureau work, time-sharing arrangement, or other internal productive use by Business Partner is permitted, except as may be expressly authorized by OpenSite in a separate written agreement. Business Partner will use its reasonable best efforts to prevent unauthorized use of the Software by any person or entity directly or indirectly acquiring the Software by, through or under Business Partner. Business Partner will notify OpenSite of any such unauthorized use immediately after Business Partner becomes aware of it.

5.3 PROPRIETARY FEATURES. The Software is a commercially valuable, proprietary product of OpenSite, the design and development of which reflect the effort of skilled development experts and the investment of considerable time and money. OpenSite has indicated to Business Partner that the Software contains substantial trade secrets of OpenSite, and Business Partner agrees to employ reasonable security precautions to maintain the confidentiality of such trade secrets. Subject to the rights and licenses expressly granted by OpenSite hereunder, OpenSite claims and reserves all rights and benefits afforded under federal and international copyright law in all programming and documentation comprising the Software, including all Documentation and Derivative Works of the foregoing as well as any new development created pursuant to or in connection with this Agreement, as copyrighted works.

5.4 LEGENDS. Business Partner must reproduce and include in all copies of the Software prepared by Business Partner (and in all adaptations thereof, if any) the copyright notice(s) and proprietary legend(s) of OpenSite and OpenSite's licensors/vendors, if any, as they appear in the Software and on the media containing the Software supplied to Business Partner.

5.5 TRADEMARKS. OpenSite reserves all of its trademarks used in association with the Software but hereby grants to Business Partner the nonexclusive right to use such trademarks during the Term of this Agreement, in accordance with the guidelines included in the Business Partner manual, solely to identify the Software in connection with Business Partner's marketing and distribution of the Software to End-Users in the Territory. The guidelines are subject to change from time to time.

                                    SECTION 6
                             MARKETING RELATIONSHIP

6.1 MARKETING EFFORTS AND PLANS. Business Partner shall use best efforts to market and promote licenses of the Software to End-Users in the Territory. Where appropriate, Business Partner shall cooperate and coordinate with End Users and OpenSite in the installation of Software and training of End Users in the use of the Software. Business Partner shall also serve as the initial point of contact with End Users for maintenance and support as hereafter defined and investigate and report to OpenSite all customer complaints related to the Software distributed by Business Partner.

6.2 BUSINESS PARTNER CONDUCT. Business Partner shall maintain the organization and resources necessary for performance of this Agreement. It shall conduct its business so as to maintain and increase the goodwill and reputation of OpenSite and the Software. In the circumstance where Business Partner is deemed to be incapable, in the opinion of OpenSite, of supporting this Agreement, OpenSite will provide Business Partner with a letter stating the areas for improvement and providing Business Partner with thirty (30) days to resolve OpenSite's concerns. Business Partner will not delegate performance of any of its obligations under this Agreement (other than to its own employees).

6.3 REPORTING. Business Partner agrees to furnish the OpenSite account manager with a monthly report, using a format provided by OpenSite. The report will include sales forecast, inventory and prospect information and may include any other information relevant to OpenSite's business. Business Partner shall notify OpenSite promptly of any erroneous or missing information.

6.4 COMPETITIVE PRODUCTS. So long as this Agreement is in effect, Business Partner shall not distribute or act as a business partner or representative for any developer, publisher, or manufacturer of software programs that are functionally comparable to or intended, by applicable marketing and promotional programs directed to such products, to compete directly with the Software.

6.5 BROCHURES. Business Partner shall use only promotional material approved by OpenSite for purposes of promotion of the Software.

6.6 MARKETING SUPPORT. OpenSite will provide marketing support as described in Exhibit A.

6.7 NO EXCLUSIVE RIGHTS. This Agreement does not grant to either party any exclusive privileges, rights, or licenses related to any products or services and, subject to Section 6.4, each party may contract with other manufacturers, suppliers, or licensors for the development or procurement of, or right to license, other products and services.

6.8 BUSINESS PARTNER'S RESPONSIBILITY FOR COSTS. Business Partner shall be responsible for and pay all


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expenses incurred by Business Partner in the performance of its duties under this Agreement, including dues and fees, attendance at seminars or conventions, transportation, telephone, entertainment and promotional expenses. For each Software product purchased hereunder, Business Partner shall pay OpenSite the price set forth in Exhibit A.

6.9 LIMITS OF AUTHORITY. Business Partner is an independent contractor, not an employee, agent or franchisee of OpenSite. Business Partner will not represent or hold itself out as an employee, agent or franchisee of OpenSite. Business Partner will not be entitled to and will not attempt to create or assume any obligation, express or implied, on behalf of OpenSite. Business Partner shall not, without prior written approval from an authorized representative of OpenSite, take any of the following actions:

a) waive, alter, or change any provision of any License Agreement;

b) modify or extend the amount of or time for the payment of any charge or fee required under any License Agreement;

c) enter into any contract with End-Users with respect to the Software other than for maintenance and support;

d) incur any expense or obligation in the name of OpenSite;

e) disseminate any printed material regarding the Software or OpenSite's business except as provided herein;

f) use OpenSite's name, trade names, trademarks, or logos in connection with its business other than in the manner expressly authorized in OpenSite's advertising and promotional guidelines;

g) engage in any activities which are in violation of any applicable federal, state or local law, statute or regulation; use the facilities and capabilities of OpenSite or OpenSite's Software or other proprietary material to conduct or solicit the performance of any illegal activity or other activity which infringes the rights of OpenSite or any third party.

                                    SECTION 7
                                     SUPPORT

7.1 GENERAL. Maintenance and support for the Software shall be provided to End Users either wholly by OpenSite or primarily by Business Partner with backup support from OpenSite. If OpenSite is the exclusive provider of maintenance and support, it will contract directly with the End User. In such event Business Partner shall take no part in the delivery of maintenance and support and will receive no compensation therefor. If Business Partner is the provider of maintenance and support then Business Partner shall enter into such an agreement directly with End User and shall be the initial point of contact with the End User in each case as described below. Business Partner and OpenSite will then enter into an agreement for backup support in the form of Exhibit C hereto. Each End User receiving maintenance and support from Business Partner for whom OpenSite will provide backup support shall be full identified in an attachment to Exhibit C, signed by OpenSite and Business Partner.

7.2 BUSINESS PARTNER AS POINT-OF-CONTACT FOR END-USERS. When Business Partner shall be the provider of maintenance and support for End Users, it shall be responsible for serving as the point-of-contact for all End-Users with respect to all support requests or error reports. All requests for support from End-Users shall be directed to Business Partner. Business Partner shall be responsible to fully handle all level one and level two requests for support. Level three and level four support shall be provided by OpenSite to Business Partner if and to the extent specified in an agreement between Business Partner and OpenSite. When Business Partner is the provider of maintenance and support to an End User OpenSite shall NOT accept any support requests directly from such End User.

Levels of support shall be as follows:

LEVEL ONE: Receives all initial contacts from End Users, whether by email or telephone. Performs all triage to determine severity level of error or if error is a user error. Support includes remediation of all cosmetic, template, configuration and user feature/function questions and errors;

LEVEL TWO: Support includes all cases where errors do not materially and adversely affect the operation of the Software as a whole or its performance, but which adversely affects one or more secondary functions (e.g., email problems);

LEVEL THREE: Support includes cases where errors do not completely prevent the Software from operating, but which materially and adversely affects the operation of the Software as a whole or a primary function of the Software; and

LEVEL FOUR: Support includes cases where an error completely prevents the Software from operating.

7.3 TRAINING BY OPENSITE. At no additional charge, Business Partner is entitled to OpenSite Training as per Exhibit C. The prices for additional training are also listed in Exhibit C.

7.4 BUSINESS PARTNER PERSONNEL. During the term of this Agreement, Business Partner shall have at least one full time employee trained in the Software at all times. This will be a full time employee of Business Partner who has participated in and completed OpenSite's technical training course and who maintains a high level of proficiency in the use of the Software. Unless otherwise agreed and set forth in Exhibit C, such training shall occur at OpenSite's premises at a mutually agreeable time for a single session. Business Partner shall be responsible for all living and travel expenses for its personnel attending such training sessions.

7.5 NOTIFICATION REGARDING MODIFICATIONS. OpenSite shall provide Business Partner with advance notification of new releases and updates, including Updates and Enhancements, that affect the use of the Software by End-Users. Such advance notification shall be given to Business Partner as soon as practicable.

7.6 NO RESPONSIBILITY OF OPENSITE FOR THIRD-PARTY WORK. Regardless of any commitment made by Business Partner to any End-User, and without regard to any termination of this Agreement, OpenSite shall not be responsible for maintaining or supporting system software, application software, or equipment of Business Partner or any other vendor, even if used in combination with the Software.

                                    SECTION 8
                                  COMPENSATION

8.1 FEES. OpenSite's License Agreement shall provide for licensed End-Users to pay fees to Business Partner on OpenSite's behalf. OpenSite's fees generally consist of (1) an initial fee for the End-User's use of the Software(s), and (2) annual maintenance and support fees in connection with the Software. OpenSite shall promptly notify Business Partner of any modification of such fees.


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8.2 BILLING. Prior to delivery of the Software to an End-User, Business Partner shall have collected all fees owed by the End-User for initial license and maintenance and support fees, if any, and remitted same to OpenSite, less applicable discounts. Fees for subsequent yearly maintenance and support, if provided exclusively by OpenSite shall be due and payable by Business Partner to OpenSite on the date set forth in the applicable maintenance and support agreement in effect between OpenSite and the End-User. Failure to pay such amounts when due shall entitle OpenSite to collect a late fee in the amount of 1.5% per month.

8.3 RECEIVABLES AND COLLECTION. Business Partner shall be entitled to deduct from license fees and maintenance and support fees collected by Business Partner pursuant to this Agreement, the percentages set forth in Exhibit A as Business Partner's total commission/compensation.

8.4 SPLITTING COMMISSIONS. In no event will OpenSite be liable for more than one single commission for each unit of Software licensed by an End-User. The first business partner to notify OpenSite in writing of a potential End-User shall be entitled to commission upon such End-User's execution of OpenSite's License Agreement and maintenance and support agreement, if any. Should more than one organization and/or individual claim any right to a commission, a single commission will be paid by OpenSite as determined by OpenSite in its sole discretion.

8.5 CHANGES. All Software and service fees described in this Agreement, and any terms and conditions set forth in the exhibits, are subject to change by OpenSite at any time. Notwithstanding the aforesaid, such changes for fee increases shall not become effective as to Business Partner with respect to shipments of Software or the provision of services for at least thirty (30) calendar days from Business Partner's receipt of written notice. All Software shipped on or after the date of any price decrease will be shipped and invoiced at the price in effect at the time of shipment.

                                    SECTION 9
                                    WARRANTY

OpenSite warrants that, upon delivery, the Software will function in all material respects in accordance with its specifications set forth in the applicable user documentation for the Software published by OpenSite. OpenSite does not warrant that the Software is free from all bugs, errors or omissions. The warranty does not apply to any modification or change not made by OpenSite or to any noncompliance caused by use or combination of the Software with products, goods, services or other items not approved by OpenSite, other than the hardware for which the Software was designed. OpenSite will use reasonable efforts to correct any Software that fails to comply with the foregoing warranty, provided that Business Partner gives OpenSite prompt written notice of such failure and OpenSite is able to reproduce the noncompliance on the hardware for which the Software is designed. If after the expenditure of such reasonable efforts OpenSite is unable to correct such Software, OpenSite may, at its option, refund all or a reasonable portion of the fees received under this Agreement in full satisfaction of all claims of Business Partner relating to such noncompliance. OpenSite's warranties under this Agreement are solely for the benefit of Business Partner and may be asserted only by Business Partner and not by any customer of Business Partner. THE WARRANTIES OF OPENSITE AND THE REMEDIES FOR BUSINESS PARTNER SET FORTH HEREIN ARE EXCLUSIVE AND OPENSITE DISCLAIMS ALL OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES AND ALL OTHER RIGHTS, REMEDIES AND CLAIMS OF BUSINESS PARTNER, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY DEFECT, DEFICIENCY OR NONCONFORMITY IN ANY SOFTWARE OR OTHER ITEM FURNISHED BY OR ON BEHALF OF OPENSITE UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                   SECTION 10
                                      TAXES

      Business Partner shall collect, report and pay any applicable sales and use taxes, including any privilege or excise taxes in the nature of sales or use taxes to the relevant taxing authority on behalf of OpenSite, and indemnify OpenSite for any liability or costs for any failure to so collect, report, or pay.


                                   SECTION 11
                                  RECORDKEEPING

      Business Partner agrees to maintain complete and adequate records relating to fees, billings, and collections applicable to the Software marketed pursuant to this Agreement. Such records shall include shipping and any service records. Business Partner shall prepare and submit to OpenSite the reports as may be required from time to time by OpenSite containing all information reasonably sought by OpenSite with respect to billings and payments.

                                   SECTION 12
                             TERMINATION AND DEFAULT

12.1   VOLUNTARY TERMINATION.  Either OpenSite or Business
Partner may terminate this Agreement at any time without cause by giving the other party thirty (30) days prior written notice. Business Partner further agrees to deliver to OpenSite within ten (10) days after the termination of this Agreement, all marketing aids in its possession, including copies of the Software, Documentation and related marketing or technical literature.

12.2 TERMINATION FOR CAUSE. OpenSite may terminate this Agreement immediately, without notice to Business Partner, for just cause. A termination shall be deemed "for cause" if Business Partner:

a) Breaches any provision of this Agreement;

b) Violates any law or regulation;

c) Commits, pleads guilty or nolo contendere to, or is convicted or, an act or offence involving moral turpitude;

d) Commits any willful or dishonest act that could injure OpenSite; or

e) Fails to meet minimum performance standards established by OpenSite in its sole discretion from time to time.

A termination under this Section shall not constitute an election by OpenSite to forego any claim it may have against Business Partner. The failure of OpenSite to exercise any of its rights under this Section shall not preclude it from invoking these rights in the future based on the same or other circumstances.

OPENSITE WILL NOT BE LIABLE TO BUSINESS PARTNER FOR DAMAGES OF ANY KIND, INCLUDING, BUT NOT LIMITED TO, INCIDENTAL OR


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CONSEQUENTIAL DAMAGES, ON ACCOUNT OF THE TERMINATION OF THIS AGREEMENT. BUSINESS
PARTNER WAIVES ANY RIGHT IT MAY HAVE TO RECEIVE COMPENSATION OR REPARATIONS UPON TERMINATION OF THIS AGREEMENT.

12.3 CONSEQUENCE OF TERMINATION. Notwithstanding the termination of this Agreement, all fees payable to OpenSite hereunder shall continue to be paid and Business Partner may retain the part thereof to which it is entitled hereunder to the extent that Business Partner continues to satisfy all duties relating to the then licensed End-Users under this Agreement and to collect all fees and charges with respect thereto.

12.4 NON-DISPARAGEMENT. During the term of this Agreement and for 3 years after this Agreement is terminated, Business Partner will not disparage OpenSite or its products or services, including the Software, to any third party, including End-Users, and will not delay, hinder or deny the provision of documentation and agreements required by OpenSite to be executed by any third party, including End-Users, and will not interfere with the contractual or business relationships of OpenSite with any third party, including End-Users and will not engage in any activities which might injure the reputation or goodwill of OpenSite and its products or services.

12.5 REPLACEMENT. During the term of this Agreement and for 3 years after this Agreement is terminated, if Business Partner induces, directly or indirectly, or encourages anyone else to induce, directly or indirectly, any End-User with respect to whom Business Partner has received Commissions to terminate or replace the License Agreement or its use of the Licensed Products, in favor of any competing, non-OpenSite-sponsored software program, Business Partner shall repay one hundred percent (100%) of all Commissions it received during the prior 3 years with respect to the License Agreements that are terminated or replaced as a result of Business Partner's actions.

                                   SECTION 13
                                NON-SOLICITATION

      Business Partner agrees that OpenSite's employees possess technical and other abilities that are in great demand and further agrees that OpenSite has incurred substantial expense in recruiting and training such employees and would incur even greater expense if required to replace any such employee. Therefore, Business Partner agrees not to recruit, employ a present employee of OpenSite, or in any way induce an employee to leave the employ of OpenSite, either directly or indirectly, during the term of this Agreement and for one year following termination thereof.

                                   SECTION 14
                                 INDEMNIFICATION

14.1 INFRINGEMENT. OpenSite will defend or settle, at its own expense, any claim or suit against Business Partner alleging that any Software furnished under this Agreement, when used in accordance with the License Agreement, infringes any U.S. patent, trademark, copyright, or trade secret. OpenSite will also pay all damages and costs that by final judgment may be assessed against Business Partner as a result of such infringement.

14.2 CONDITIONS AND EXCEPTIONS. OpenSite's obligations as set forth in this
Section 14 are expressly conditioned upon the following: (1) OpenSite shall be notified promptly in writing by Business Partner of any claim or suit; (2) OpenSite shall have sole control of the defense or settlement of any claim or suit; (3) Business Partner shall cooperate with OpenSite in a reasonable way to facilitate the settlement or defense of any claim or suit; and (4) the claim or suit does not arise from Business Partner or End-User modifications to the Software, or from combinations of the Software with products provided by Business Partner or others.

14.3 REMEDIES. If any Software becomes, or in OpenSite's opinion is likely to become, the subject of a claim of infringement, OpenSite will, at its option:
(1) procure for Business Partner and End-User the right to continue using the Software; (2) replace the Software with a non-infringing product substantially complying with the Software's specifications; (3) modify the Software so it becomes non-infringing and performs in a substantially similar manner to the original Software. If the OpenSite cannot provide any of the preceding options, OpenSite will repay to Business Partner and End Users all fees paid to OpenSite over the preceding twelve months.

14.4 INDEMNIFICATION BY BUSINESS PARTNER. Business Partner shall indemnify Licensor fully for any cost, liability, or harm suffered by OpenSite as a direct or indirect result of Business Partner's misrepresentation, fraud, or negligence with respect to any End-User or License Agreement.

14.5 EXCLUSIVE STATEMENT. THIS SECTION 14 STATES THE ENTIRE LIABILITY OF OPENSITE FOR INFRINGEMENT BY THE SOFTWARE OR ANY OTHER PRODUCT OR SERVICE PROVIDED BY OPENSITE.

                                   SECTION 15
                             LIMITATION OF LIABILITY

      Except for the claims described in Section 14, neither party hereto (including its Affiliates for such purpose) shall in any event be liable to the other for any damages exceeding the aggregate amount of fees paid by Business Partner during the twelve (12) months preceding the claim, and in no event shall a party hereto (including its Affiliates for such purpose) be liable to the other or to any other company or entity for any incidental, consequential, special, or any other indirect loss or damage arising out of this Agreement or any obligation resulting therefrom or the use or performance of any products or services provided hereunder, whether in an action for or arising out of breach of contract, tort, or any other cause of action.

                                   SECTION 16
                                     GENERAL

16.1 BINDING NATURE AND ASSIGNMENT. This Agreement shall bind the parties and their successors and permitted assigns. Neither party may assign this Agreement without the prior written consent of the other except that with respect to OpenSite the term "assignment" shall not include any transfer by merger, acquisition, stock transfer or other consolidation of OpenSite with another entity. Any other assignment attempted without the written consent of the other party shall be void.

16.2 NOTICES. Any notice, consent or other communication in connection with this Agreement shall be in writing and may be delivered in person, by mail or by facsimile copy. If hand delivered, the notice shall be effective upon delivery. If by facsimile copy, the notice shall be effective when sent. If served by mail, the notice shall be effective three (3)


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business days after being deposited with the United States Postal Service by certified mail, return receipt requested, addressed appropriately to the intended recipient, as follows:

If to OpenSite: ATTN:   OpenSite Technologies, Inc.
                        P.O. Box 12542
                        Research Triangle Park, NC
                        27709-2542

If to Business Partner: ATTN:

16.3 HEADINGS. The articles and sections headings and the table of contents are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

16.4 APPROVALS AND SIMILAR ACTIONS. Where agreement, approval, acceptance, consent or similar action by either party is required by any provision of this Agreement, such action shall not be unreasonably delayed or withheld, unless specifically permitted by this Agreement.

16.5 FORCE MAJEURE. Neither party shall be liable to the other by reason of any failure of performance hereunder (except failure to pay) if such failure arises out of causes beyond such party's reasonable control, despite the reasonable efforts and without the fault or negligence of such party. Any party experiencing such an event shall give as prompt notice as possible under the circumstances.

16.6 SEVERABILITY. If any provision of this Agreement is held to be unenforceable, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is unenforceable, and this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it enforceable while preserving its intent or, if that is not possible, by substituting another provision that is enforceable and achieves the same objective and economic result. IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT EACH PROVISION OF THIS AGREEMENT WHICH PROVIDES FOR A LIMITATION OF LIABILITY, DISCLAIMER OF WARRANTIES, INDEMNIFOPENSITEION OR EXCLUSION OF DAMAGES OR OTHER REMEDIES IS INTENDED TO BE ENFORCED AS SUCH. FURTHER, IT IS EXPRESSLY UNDERSTOOD AND AGREED THAT IN THE EVENT ANY REMEDY UNDER THIS AGREEMENT IS DETERMINED TO HAVE FAILED OF ITS ESSENTIAL PURPOSE, ALL LIMITATIONS OF LIABILITY AND EXCLUSIONS OF DAMAGES OR OTHER REMEDIES SHALL REMAIN IN EFFECT.

16.7 WAIVER. No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by either party of any covenant or breach shall not be construed to be a waiver of any succeeding breach or of any other covenant. All waivers must be in writing and signed by the party waiving its rights.

16.8 ATTORNEYS' FEES. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

16.9 NO THIRD PARTY BENEFICIARIES. The parties agree that this Agreement is for the benefit of the parties hereto and is not intended to confer any legal rights or benefits on any third party and that there are no third party beneficiaries to this Agreement or any part or specific provision of this Agreement.

16.10 ENTIRE AGREEMENT. This Agreement, including all of its attachments, each of which is incorporated into this Agreement, is the entire agreement between the parties with respect to its subject matter, and there are no other representations, understanding or agreements between the parties relative to such subject matter. No amendment to, or change, waiver or discharge of any provision of this Agreement shall be valid unless in writing and signed by any authorized representative of the party against which such amendment, change, waiver or discharge is sought to be enforced.

16.11 PUBLICITY. OpenSite may reference Business Partner and this Agreement in its advertising, sales promotions, trade shows, or other marketing material.

16.12 COMPLIANCE WITH LAWS - APPROVALS. In performing this Agreement, Business Partner will comply with all applicable laws, regulations and other requirements, now or hereafter in effect, of governmental authorities having jurisdiction, including, but not limited to, the U.S. Export Administration Act, regulations of the U.S. Department of Commerce and other export controls of the U.S., as they now are and as they may be amended. Business Partner will obtain at its expense all licenses, permits and other governmental approvals; will provide all notices; and will pay all duties, taxes and other charges required for the license, export, re-export and import of the Software distributed by Business Partner.

16.13 NON-DISCLOSURE. Business Partner hereby agrees that it will not disclose the terms of this Agreement to any third party without the express written consent of OpenSite. The Software and any information received by Business Partner in performance of this Agreement relating to the business affairs, customers, markets, finances, methods, products, technology, trade secrets or proprietary rights of OpenSite will be treated as confidential and proprietary information of OpenSite.

16.14 GOVERNING LAW. [WHERE TERRITORY IS UNITED STATES ONLY] As an incentive to alternative dispute resolution the parties have agreed concerning disputes arising hereunder: (1) OpenSite may only commence legal proceedings against Business Partner in a state or federal court sitting in (insert Business Partner's county here)_County_(insert Business Partner's state here), in which event, this Agreement will be construed under the internal laws of the State of (insert Business Partner's state here) and (2) Business Partner may only commence legal proceedings against OpenSite in state or federal court sitting in North Carolina, in which event, this Agreement will be construed under the internal laws of the State of North Carolina; provided that once litigation is initiated by one of the parties, the parties, the other may assert counterclaims in those proceedings.

      [WHERE TERRITORY IS NOT U.S. ONLY OR IF TERRITORY IS WHOLLY OUTSIDE THE U.S.] This Agreement will be interpreted, construed and enforced in all respects in accordance with the local laws of the State of North Carolina, U.S.A. without reference to its choice of law principles. The parties waive application of the 1980 U.N. Convention on Contracts for the International Sale of Goods to this Agreement and the transactions contemplated by this


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Agreement. Business Partner will not commence or prosecute any suit, proceeding or claim to enforce the provisions of this Agreement, or otherwise arising under or by reason of this Agreement, other than in the courts of the State of North Carolina or a United States District in North Carolina. Business Partner hereby irrevocably consents to the jurisdiction and venue of the above-identified courts.

16.16 SURVIVAL OF PROVISIONS. Provisions 4, 5, 6.7, 6.9, 7.6, 10, 12.3, 12.4,
12.5, 13, 15, and 16 and all accrued and unpaid obligations arising hereunder shall survive the termination hereof.

IN WITNESS WHEREOF, OpenSite and Business Partner have each caused this Agreement to be signed and delivered by its duly authorized representative, effective as of the date first stated above.

OpenSite Technologies, Inc.


By:______________________________

Printed Name:____________________

Title:___________________________

Date: ___________________________



Business Partner:________________


By:______________________________

Printed Name:____________________

Title:___________________________

Date:____________________________


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